Exhibit 99.1

ITC HOLDINGS CORP.

CORPORATE GOVERNANCE GUIDELINES

Introduction

These corporate governance principles have been adopted by the Board of Directors (the “Board”) of ITC Holdings Corp. (the “Company”) and, along with the charters of the Board’s committees, form the framework for the governance of the Company.  These principles will be reviewed by the Board from time to time, to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders, and that they comply with all applicable laws, regulations and stock exchange requirements.

Board Responsibilities

The business and affairs of the Company are managed by or under the direction of the Board. The Board’s responsibility is to provide direction and oversight. The Board oversees the strategic direction of the Company and the performance of the Company’s business and management. The management of the Company is responsible for presenting strategic plans to the Board for review and approval and for implementing the Company’s strategic direction. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company.

In addition to its general oversight of management, the board also performs a number of specific functions, including:

•                  taking a leadership role in shaping the Company’s corporate governance;

•                  understanding and approving the Company’s long-term, key strategies;

•                  understanding the issues and risks that are central to the Company’s success;

•                  overseeing the performance of the Company’s independent auditors and the quality and integrity of the Company’s financial statements and reports;

•                  selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;

•                  providing counsel and oversight with respect to the Company’s compensation programs;

•                  overseeing the performance of management;

•                  reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; and

•                  ensuring processes are in place for maintaining an ethical corporate culture.

The Board has established the following committees to assist the Board in discharging its responsibilities: Nominating/Corporate Governance Committee; Audit and Finance Committee; Compensation Committee; and Operations Committee.  The Board, with the assistance of the applicable committee, shall adopt a charter for each and such charters shall, as applicable, comply with and include, at a minimum, those responsibilities required to be set forth therein by the rules of the New York Stock

Exchange, Inc. (the “NYSE”), by law or by the rules or regulations of any other regulatory body or self-regulatory body applicable to the Company.

Selection of Chairman and Chief Executive Officer

It is the policy of the Company that the positions of Chairman of the Board (the “Chairman”) and Chief Executive Officer (the “Chief Executive Officer”) be held by the same person, except in unusual circumstances.  The presence of outside Directors of stature who have a substantive knowledge of the business is necessary in order for the Board to fulfill its responsibility to monitor the performance of the senior management of the Company.

Selection of Directors

The Board is responsible for nominating directors for election by stockholders.  In nominating a slate of directors, the Board, with the assistance of the Nominating/Corporate Governance Committee, shall take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include independence from management; age, gender and ethnic background; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background, to enable the Nominating/Corporate Governance Committee to determine whether the candidate would be suitable for membership on the Audit and Finance Committee (including as an “audit committee financial expert”); executive compensation background, to enable the Nominating/Corporate Governance Committee to determine whether the candidate would be suitable for compensation committee membership; and the size, composition and combined expertise of the existing Board.  The Nominating/Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

When seeking candidates for director, the Nominating/Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders.  Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Secretary and, if submitted in accordance with the procedures set forth in the Company’s annual proxy statement, will be forwarded to the Nominating/Corporate Governance Committee.  The Committee will review all candidates in the same manner, regardless of the source of the recommendation.  After conducting an initial evaluation of a candidate, the Nominating/Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director.  The Nominating/Corporate Governance Committee may also ask the candidate to meet with management.  If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

Independence Requirements.  To maintain the quality of the Board’s oversight and to protect against the possibility of damaging conflicts of interest, the Board shall have a majority of “independent” directors; provided, however, that pursuant to the exemption provided to “controlled” companies by Section 303A of the rules of the NYSE, for such time that the Company qualifies as a “controlled” company it may avail itself of such exemption.  No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).  When making “independence” determinations, the Board shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company.  When assessing the materiality of a director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.  Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Board has established the following guidelines to assist it in determining director “independence”:

A director will not be independent if, within the preceding three years: (i) the director was employed by the Company or an immediate family member of the director was employed by the Company as an executive officer; (ii) the director or an immediate family member of the director received, during any twelve-month period within such three year period, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); or (iii) the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executive officers at the same time served on that company’s compensation committee.

Additionally, a director will not be independent if:

(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director of the Company is a current employee, or whose immediate family member is a current executive officer, of another company that makes payments to, or receives payment from, the Company for property or services in an amount which, for each of the last three fiscal years, are less than the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company; (ii) if a director of the Company director beneficially owns, or is an employee of another company that beneficially owns less than 10% of the Company’s common equity; (iii) if a director of the Company is a current employee of another company to which the Company is indebted, and the total amount of the indebtedness is less than 1% of the total consolidated assets of the Company he or she serves as a current employee; and (iv) if a director of the Company serves as an executive officer, director or trustee of a tax exempt organization, and the Company’s contributions to such tax exempt organization, during any of the preceding three years, are less than the greater of $1,000,000 or 1% of such tax exempt organization’s consolidated gross revenues. The Board will annually review all commercial, charitable and other relationships of directors.

The Company will disclose in its annual proxy statement the identities of the independent directors and the basis for its independence determination, including the basis for determining that a relationship is not material, with respect to each director standing for election and each continuing director.  The Board may make a general disclosure with respect to any director if the only relationships between such director and the Company are those identified in the previous paragraph.

Additional “independence” requirements for Audit and Finance Committee and Compensation Committee membership.  No director may serve on the Audit and Finance Committee of the Board or the Compensation Committee of the Board unless such director meets all of the criteria established for membership on such committee by the NYSE and any other law and any other rule or regulation applicable to the Company; provided that (i) for up to 90 days from the date of the effectiveness of a registration statement for an initial public offering of securities to be listed by the Company on a national securities exchange or national securities association (the “Registration Date”), the Audit Committee shall be permitted to have only one independent director and (ii) for up to one year from the Registration Date, the Audit Committee shall be permitted to have only a majority of independent directors.

Director Resignation Policy for Directors in Uncontested Elections

It shall be the policy of the Board of Directors that, in any uncontested election of directors, except to the extent prohibited by applicable law, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (the “Specified Vote”) is expected to tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote, which resignation shall be effective only upon acceptance by the Board of Directors as set forth below. For purposes hereof, an “uncontested election” shall mean any election of directors in which the number of candidates for election as directors does not exceed the number of directors to be elected, with the determination thereof being made by the Secretary of the Company as of the applicable record date.

If a director fails to receive the Specified Vote for election, then, within 90 days following certification of the voting results on the election, the Nominating/Corporate Governance Committee will determine whether to recommend acceptance of the director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating/Corporate Governance Committee’s recommendation not later than its next regularly scheduled meeting following receipt of such recommendation. The Nominating/Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.  The Company will promptly disclose the Board’s decision-making process and decision regarding whether to accept the director’s resignation offer (or a brief summary of the rationale for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee’s recommendation or in the Board’s determination regarding whether to accept such director’s resignation offer, subject to the last sentence in this paragraph, but may otherwise remain active and engaged in all other Board-related activities, deliberations and decisions while consideration of the director’s resignation is ongoing.  If a majority of the directors on the Nominating/Corporate Governance Committee fail to receive the Specified Vote in the same election, then those independent directors on the Board who did receive the Specified Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If three or fewer directors receive the Specified Vote in the same election, then all directors may participate in the Board’s determination regarding whether to accept the resignation offers.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating/Corporate Governance Committee will recommend to the Board, and the Board shall determine, whether to fill such vacancy or vacancies or to reduce the size of the Board.

Director Compensation

The Compensation Committee shall periodically review the form and amounts of director compensation and make recommendations to the Board with respect thereto. The Board shall set the form and amounts of director compensation, taking into account the recommendations of the Compensation Committee. The Board believes that the amount and kind of director compensation should be guided by three goals:  compensation should fairly pay directors for work required in a company of the Company’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of compensation should be simple, transparent and easy for stockholders to understand.  Directors who are employees of the Company or any of its subsidiaries or affiliates shall not receive any compensation for their services as directors.

Responsibilities of Directors

The Board has developed a number of specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the efficient conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

A.                                    Commitment and Attendance.  All directors should make every effort to attend meetings of the Board and the Committees of which they are members. Attendance by telephone or video conference may be used to facilitate a director’s attendance.

B.                                    Attendance at Stockholders’ Meetings.  The Board believes that it is important for stockholders to have the opportunity to meet and talk to the independent members of the Board.  Therefore, the Board generally schedules a board meeting in conjunction with the Company’s annual stockholders’ meeting and expects directors, absent valid reasons, to attend the annual stockholders’ meeting.  The Company will annually disclose how many directors attended the previous year’s annual stockholders’ meeting.

C.                                    Participation in Meetings.  Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and the competition it faces, to ensure active and effective participation in the deliberations of the Board and of each Committee on which he or she serves.  Upon request, management shall make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business.  Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its Committees and should arrive prepared to discuss the issues presented.

D.                                    Loyalty and Ethics.  In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director.

                                                The Company has adopted a Code of Business Conduct and Ethics (the “Code”).  Certain portions of the Code deal with activities of directors, and directors are expected to be familiar with the Code’s provisions and should consult with the Company’s General Counsel in the event any issue arises.

E.                                     Other Directorships and Significant Activities.  The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues.  Directors may not serve on more than four publicly traded boards, in addition to the Company’s Board, and must advise the chairperson of the Nominating/Corporate Governance Committee and the Chief Executive Officer before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments, a change in the director’s relationship to the Company.  The Nominating/Corporate Governance Committee may review such new responsibilities, and may recommend to the Board whether, in light of all the circumstances, the director should continue to so serve.

When a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director shall inform the chairperson of the Nominating/Corporate Governance Board or the Chief Executive Officer of such change.  The Nominating/Corporate Governance Committee shall review the director’s continued service on the Board, and recommend to the Board whether, in light of all the circumstances, the director should continue to so serve.

A conflict of interest occurs when the private interest of a director interferes — or appears to interfere — in any way with the interests of the Company.  Conflicts of interest can occur when a director takes action or has interests that may make it difficult to make objective decisions on behalf of the Company or to perform his or her duties effectively.  Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits, including loans or guarantees of obligations, as a result of his or her position with the Company.

On an annual basis, each director must submit a form to the General Counsel disclosing his or her potential conflicts of interest or certifying that no such conflicts of interest exist.  Throughout the year, if circumstances arise or change that would cause the director’s annual conflict certification to become incorrect, the director must inform the General Counsel of such circumstances.  The Nominating/Corporate Governance Committee shall review matters of potential conflicts of interest and determine whether any further action is necessary, such as recommending to the Board whether such director should be requested to (1) remain as a director or (2) offer his or her resignation.  Where the Board makes a determination regarding a potential conflict of interest, a majority of the Board (excluding the affected member or members) shall decide upon an appropriate course of action.  Additionally, any director who has a question about whether a conflict exists should bring it to the attention of the Company’s General Counsel or Chairperson of the Nominating/Corporate Governance Committee.

F.                                      Contact with Management and Employees.  All directors shall be free to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business.  Directors shall also have complete access to other employees of the Company.  The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and Committee meetings, or in other formal or informal settings.

G.                                    Attendance by Non-Directors at Board Meetings. The Board encourages management to invite to Board meetings from time to time (or otherwise make available to Board members) individuals who can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas.

H.                                   Confidentiality.  The proceedings and deliberations of the Board and its Committees shall be confidential.  Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

The Committees of the Board

The Board shall have at least three committees: the Nominating/Corporate Governance Committee, the Audit and Finance Committee and the Compensation Committee (the “Committees”).  Each Committee shall have a written charter.  The Board expects to accomplish a substantial amount of its work through the Committees.  Each Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

Each of the Nominating/Corporate Governance Committee, the Audit and Finance Committee and the Compensation Committee shall be composed of no fewer than three members.  Each Committee member must satisfy the membership requirements set forth in the relevant Committee charter.  A director may serve on more than one Committee.

The Nominating/Corporate Governance Committee shall be responsible for identifying Board members qualified to fill vacancies on any Committee and recommending that the Board appoint the identified member or members to the applicable Committee.  The Board, taking into account the views of the Chairman and the Nominating/Corporate Governance Committee, shall designate one member of each Committee as chairperson of such Committee.

Board and Committee Meetings

The Board shall meet as frequently as needed for directors to discharge properly their responsibilities.  Without limiting the foregoing, the Board shall endeavor to hold at least four regular meetings each year and special meetings as required.  Further meetings shall occur if called by the Chairman, the Chief Executive Officer, or the majority of the Board.  The Board may act by unanimous written consent in lieu of a meeting.

Each Committee shall meet at such times as provided for in its charter, if any, with further meetings to occur (or action to be taken by unanimous written consent) when deemed necessary or desirable by the Committee or its chairperson.

The agenda for each Board meeting shall be established by the Chairman and Chief Executive Officer.  Any Board member may suggest the inclusion of additional subjects, which subjects will be taken up by the Board in a timely manner.  The agenda for each Committee meeting shall be established by the Committee chairperson in consultation with appropriate members of the Committee and with management.  Although management will seek to provide appropriate materials in advance of Board and Committee meetings, this will not always be consistent with the timing of transactions and the operations of the business, and in certain cases it may not be possible to circulate materials in advance of the meeting.  Materials presented to the Board and Committee members should provide the information needed for the directors to make an informed judgment or engage in informed discussion.

Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting.  In addition, all directors, whether or not members of the Committee, shall be free to make suggestions to a Committee chairperson for additions to the agenda of his or her Committee or to request that an item from a Committee agenda be considered by the Board.

Executive Sessions

Those directors of the Company who are not officers of the Company shall hold regularly scheduled executive sessions at which management, including the Chief Executive Officer, is not present.  In addition, if the non-management directors include any directors who are not “independent” in accordance with the standards set forth above, the independent directors alone shall hold at least one meeting per year.  If a director is chosen to preside at each of the executive sessions to be held in the coming year, such director shall be identified in the Company’s annual proxy statement.  As an alternative, the Board may choose to alternate directors who will lead the executive sessions and establish a procedure by which the presiding director will be selected for each executive session.  The presiding director of these executive sessions is currently the Lead Director of the Board.

These executive sessions shall serve as the forum for the annual evaluation of the performance of the Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

Evaluating Board and Committee Performance

The Board, acting through the Nominating/Corporate Governance Committee, shall conduct an annual self-evaluation.  Each Committee shall conduct an annual self-evaluation as provided for in its respective charter.

Orientation and Continuing Education

Management, working with the Board, shall provide an initial orientation process for new directors, including background material on the Company and its business, a review of corporate governance and conduct policies and procedures and meetings with the senior executive team.  The orientation process is to be coordinated by the Corporate Secretary, and shall occur after the new director becomes a Board member.

In addition to the initial review of the corporate governance and conduct policies and procedures provided during the new director orientation, each director also will be provided with and participate in an annual training session on those policies and procedures.  Each director shall verify, as part of completing the annual Director and Officer Questionnaire, that he or she understands and is compliant with the Company’s corporate governance and conduct policies that apply to members of the Board of Directors.

On an annual basis, directors will attend an in-house education seminar and, as appropriate, management shall prepare additional educational sessions for directors on matters relevant to the Company and its business.  Directors are also expected to attend at least one director education seminar, conducted outside of the Company, every two years.

Reliance on Management and Outside Advice

In performing its functions the Board shall be entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors.  Except as otherwise provided in a charter of a Committee, the Board shall have the authority to select, retain, terminate and approve the fees and other retention terms of its outside advisors.

Communications with Non-Management Directors

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Nominating/Corporate Governance, Audit and Finance, and Compensation Committees, or to the non-management directors as a group, may do so by addressing such communications or concerns to the Secretary of ITC Holdings Corp., 27175 Energy Way, Novi, Michigan 48377, who will forward such communications to the appropriate party.  Such communications may be done confidentially or anonymously.

Anyone who has concerns regarding questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies (each an “Accounting Allegation”) may communicate these concerns by writing to the attention of the Audit and Finance Committee at the address listed below:

ITC Holdings Corp.

Attention: Audit and Finance Committee

27175 Energy Way

Novi, Michigan 48377

Employees shall report Accounting Allegations in accordance with the Company’s Whistleblower Policy.  The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

As adopted on February 25, 2014